UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2005 (February 7, 2005)

NEXTEL COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19656	36-3939651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Edmund Halley Drive, Reston, Virginia	20191
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:          (703) 433-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events.

     As part of the ongoing Federal Communications Commission (“FCC”) proceeding to eliminate interference with public safety operators in the 800 megahertz (“MHz”) band, in August 2004, the FCC released a Report and Order, as supplemented by a Supplemental Order released on December 22, 2004 (together, the “Report and Order”), under which modifications would be made to some of our FCC licenses and related rules would be implemented in order to realign spectrum in the 800 MHz band to resolve the problem of interference with public safety systems operating in that band. On February 7, 2005, we accepted the Report and Order, which obligates us to surrender all of our holdings in the 700 MHz spectrum band and certain portions of our holdings in the 800 MHz spectrum band, and to fund the cost to public safety systems and other incumbent licensees to reconfigure the 800 MHz spectrum band through a 36-month phased transition process. Under the Report and Order, we received licenses for 10 MHz of nationwide spectrum in the 1.9 gigahertz (“GHz”) band, but we are required to reimburse the incumbent licensees in the 1.9 GHz band for their costs of relocation to another band designated by the FCC.

     The Report and Order requires us to make a payment to the United States Department of the Treasury at the conclusion of the relocation process to the extent that the value of the 1.9 GHz spectrum exceeds the total of the value of the licenses in the 700 MHz and 800 MHz bands that we surrendered under the decision, plus the actual costs that we incur to retune incumbents and our own facilities under the Report and Order. The FCC determined under the Report and Order that the value of the 1.9 GHz spectrum is about $4.9 billion and the value of the 700 MHz and 800 MHz bands being surrendered is about $2.1 billion, which, because of the potential payment to the U.S. Treasury, will result in minimum cash expenditures of about $2.8 billion by us under the Report and Order. We may incur certain costs as part of the realignment process for which we will not receive credit against the potential payment to the U.S. Treasury. In addition, we are obligated to pay the full amount of the realignment costs under the Report and Order, even if those costs exceed $2.8 billion.

     Pursuant to the Report and Order, to ensure that the band reconfiguration process will be completed, within 30 days of our acceptance of the Report and Order we are required to establish one or more letters of credit in the amount of $2.5 billion to provide assurance that funds will be available to pay the relocation costs of the incumbent users of the 800 MHz spectrum. Our existing revolving credit facility can be used to secure letters of credit for the full amount available under the facility, and we currently have sufficient capacity to issue the letter of credit required under the Report and Order.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXTEL COMMUNICATIONS, INC.

By: /s/ Gary D. Begeman
Date: February 11, 2005	Gary D. Begeman
Vice President and
Deputy General Counsel